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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 28, 2003 with respect to the financial statements of Separate Account B of The Manufacturers Life Insurance Company of New York, which is contained in the Statement of Additional Information in Post-Effective Amendment No. 1 to the Registration Statement (Form N-6 No. 333-100664) and the related prospectus of Separate Account B of The Manufacturers Life Insurance Company of New York.

                                                         /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
July 25, 2003